                                                                    Exhibit 21.1

                        Subsidiaries of the Registrant


Name of                                         State of                    Name Under Which
Subsidiary                                      Incorporation               Subsidiary Operates
-------------------------------------           -------------         --------------------------------

GW Services, Inc.                               California            GW Services Inc., except for the
                                                                      state of Texas where DBA is Bottle
                                                                      Water Vending, Inc. and the State
                                                                      of Arizona where DBA is Glacier
                                                                      Water, Inc.


Glacier Water Trust I                           Delaware              Glacier Water Trust I


GW Services International, Inc.                 Delaware             GW Services International, Inc.


                                       39